Exhibit 10.5

Director Stock Option Agreement

This Director Stock Option Agreement, dated as of                                    , between Hertz Global Holdings, Inc., a Delaware corporation, and the Director, is being entered into pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms used in this Agreement may be found in Section 6.

The Company and the Director hereby agree as follows:

Section 1.                                            Grant of Options

(a)                                  Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Director of Options to purchase the number of shares of Common Stock specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                                 Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.  The Option Price per share of Common Stock is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

Section 2.                                            Vesting and Exercisability

(a)                                  Vesting.  The Options shall be fully vested as of the Grant Date.

(b)                                 Exercise.  The Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3.  The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.                                            Termination of Options.  Unless earlier terminated pursuant to Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

Section 4.                                            Manner of Exercise

(a)                                  General.  Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the Director may exercise the Options by giving at least 10 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Director desires to exercise a vested Option (the “ Exercise Date “), the number of whole shares with respect to which the Options are being exercised (the “ Exercise Shares “) and the aggregate Option Price for such Exercise Shares (the “ Exercise Price “). Unless otherwise determined by the Committee, (i) on or before the Exercise Date the

Director shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). In lieu of delivering cash, the Director may tender shares of Common Stock that have been owned by the Director for any minimum period necessary to avoid any adverse accounting treatment, having an aggregate Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. If applicable, the Director may pay the exercise price and any applicable withholdings through any other procedures adopted by the Committee, including (if applicable) broker-assisted cashless exercise procedures.  The Company may require the Director to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                 Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the financing or credit agreements of the Company or any Subsidiary.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c)                                  Issuance of Shares.  The shares of Common Stock issued upon exercise of the Options shall be registered in the Director’s name, or, if applicable, in the names of the Director’s heirs or estate.  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form.  The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.  If delivered in certificate form, the Company may deliver a share certificate to the Director, or deliver shares electronically or in certificate form to the Director’s designated broker on the Director’s behalf.  If the Director is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to the Director’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

(d)                                 Other.  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and receipt of proof satisfactory to the Company that a person seeking such shares on the Director’s behalf upon the Director’s Disability (if necessary), or upon the Director’s estate’s behalf after the death of the Director, is appropriately authorized.

Section 5.                                            Change in Control

(a)                                  In General.  In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                 Cancellation.  Notwithstanding Section 5(a), the Committee may, in its discretion, terminate any outstanding Options if (i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options or (ii) the Committee reasonably determines that the Change in Control Price is equal or less than the Option Price for such Options.

(c)                                  Alternative Awards.  Notwithstanding Section 5(a), no cancellation, termination, acceleration of exercisability or vesting, or settlement or other payment shall occur with respect to the Options if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

Section 6.                                            Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Director Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Company” means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Director’s position on the Board of the “Company,” such term shall include the Company and its Subsidiaries.

“Director” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 7, following such person’s death or following such person’s Disability, “Director” shall be deemed to include the person’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Director.

“Normal Termination Date” has the meaning given in Section 3.

“Option” means the right granted to the Director hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Director may purchase such share of Common Stock upon exercise of an Option.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations thereunder.

Section 7.                                            Capital Adjustments.  Subject to the terms of the Plan, in the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award.

In addition, the Committee may make provisions for a cash payment to the Director or a person who has an outstanding Award.  The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

Section 8.                                            Miscellaneous.

(a)                                  Withholding.  The Company or one of its Subsidiaries may require the Director to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                                 Authorization to Share Personal Data.  The Director authorizes any Affiliate of the Company to which the Director serves on the Board or that otherwise has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)                                  No Rights as Stockholder; No Voting Rights.  The Director shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares.

(d)                                 No Right to Continued Services on the Board.  Nothing in this Agreement shall be deemed to confer on the Director any right to continue providing services as a Director of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Director’s services on the Board of the Company or any Subsidiary at any time (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan).  Nothing in the Plan or this Agreement shall confer on the Director the right to receive any future Awards under the Plan.

(e)                                  Non-Transferability of Options.  The Options may be exercised only by the Director (or, if the Director is Disabled and if necessary, the Director’s legally authorized guardian or personal representative) during Director’s lifetime.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death or with the Company’s consent. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(f)                                    Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:

(i)                                     if to the Company, to it at:

Hertz Global Holdings, Inc.

c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey 07656

Attention:  General Counsel

Fax: (201) 594-3122

(ii)                                  if to the Director, to the Director at his or her most recent address as shown on the books and records of the Company.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)                                 Waiver; Amendment.

(i)                                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by the Director and the Company.  This Agreement may not be amended, modified or supplemented orally.

(i)                                     Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.

(j)                                     Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(k)                                  Limitation on Rights; No Right to Future Grants.  By entering into this Agreement and accepting the Options evidenced hereby, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; and (d) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(l)                                     Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(m)                               Compensation Recovery Policy.  Without limiting any other provision of this Agreement, the Options granted hereunder shall be subject to the

Compensation Recovery Policy under the Company’s Standards of Business Conduct (as amended from time to time, and including any successor or replacement policy or standard) to the extent applicable.

(n)                                 Company Rights.  The existence of the Options does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(o)                                 Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.   Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

(p)                                 Further Assurances.  The Director agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Director’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(q)                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(r)                                    Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(s)                                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

DIRECTOR:

«Name»

By:

Address of the Director:

«Address»

Total Number of shares of Common Stock for the Purchase of Which Options have been Granted	Option Price

Shares	$